Current Report

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

Raytech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9298	06-1182033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 295, Four Corporate Drive, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

203-925-8021

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 2, 2004, the Board of Directors of Raytech Corporation decided to relocate the corporate office functions from Shelton, Connecticut to the existing manufacturing and development facilities located in Crawfordsville, Indiana. The relocation process will begin immediately and is expected to be completed by September 2005.

Management estimates that the one-time termination benefits associated with the transition to Indiana will be approximately $900,000 with additional costs of closing the Shelton office estimated at $50,000, all of which are expected to be paid in cash during 2005 and 2006. These estimates do not include any costs associated with terminating the Shelton, Connecticut lease, which are not anticipated to be material. Management does not anticipate any significant contract termination costs associated with the closing.

Management’s estimates are based on currently available information and are subject to change.

Caution Regarding Forward Looking Statements

Statements in this Report relating to management’s views of plans, objectives and other matters for future operating periods are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to significant risks and uncertainties that could cause actual results to differ materially from the statements. Forward-looking statements relating are based on assumptions made as of the date of this Report concerning certain factors and are subject to change. The Registrant has no obligation to update its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raytech Corporation
(Registrant)

Date December 8, 2004

(Signature)*

/s/ John B. Devlin
___________________________________________
John B. Devlin, Vice President, Treasurer and Chief Financial Officer
*Print name and title of the signing officer under his signature.